Exhibit 10.9
SNOWFLAKE INC.
2020 EMPLOYEE STOCK PURCHASE PLAN
ADOPTED BY THE BOARD OF DIRECTORS: SEPTEMBER 4, 2020
APPROVED BY THE STOCKHOLDERS: SEPTEMBER 5, 2020
IPO DATE: ______________, 2020
1.GENERAL; PURPOSE.
(a)Purpose. The Company, by means of the Plan, seeks to retain the services of Employees, to secure and retain the services of new Employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations. The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Class A Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. In addition, the Plan permits the Company to grant a series of Purchase Rights to Eligible Employees that do not meet the requirements of an Employee Stock Purchase Plan. Capitalized terms not defined in the text are defined in Section 16 below.
(b)Qualified and Non-Qualified Offerings Permitted. The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.ADMINISTRATION.
(a)Administration by Board. The Board or the Committee will administer the Plan. References herein to the Board shall be deemed to refer to the Committee except where context dictates otherwise.
(b)Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical);
(ii)To designate from time to time (A) which Related Corporations of the Company will be eligible to participate in the Plan, (B) whether such Related Corporations will participate in the 423 Component or the Non-423 Component, and (C) to the extent that the Company makes separate Offerings under the 423 Component, in which Offering the Related Corporations in the 423 Component will participate;
(iii)To construe and interpret the Plan and Purchase Rights, and to establish, amend, and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective;
(iv)To settle all controversies regarding the Plan and Purchase Rights granted under the Plan;
(v)To suspend or terminate the Plan at any time as provided in Section 12;
(vi)To amend the Plan at any time as provided in Section 12;
(vii)Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan with respect to the 423 Component; and
(viii)To adopt such rules, procedures, and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “earnings,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Related Corporation designated for participation in the Non-423 Component, do not have to comply with the requirements of Section 423 of the Code.
(c)Delegation. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers of the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references to the Board in this Plan and in any applicable Offering Document will thereafter be to the Committee or subcommittee, as applicable, except where context dictates otherwise), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. The Board or Committee may also delegate tasks and duties to an officer of the Company, to the extent permitted by Applicable Law. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
(d)Effect of Board’s Decision. All determinations, interpretations, and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3.SHARES OF CLASS A COMMON STOCK SUBJECT TO THE PLAN.
(a)Number of Shares Available. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Class A Common Stock that may be issued under the Plan will not exceed 5,700,000 shares of Class A Common Stock, plus the number of shares of Class A Common Stock that are automatically added on February 1 of each fiscal year for a period of up to ten years, commencing on the first February 1 following the year in which the IPO Date occurs and ending on (and including) February 1, 2030 in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of Capital Stock outstanding on January 31 of the preceding fiscal year, and (ii) 8,500,000 shares of Class A Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any fiscal year to provide that there will be no February 1 increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of Class A Common Stock than would otherwise occur pursuant to the preceding sentence. For the avoidance of doubt, up to the maximum number of shares of Class A Common Stock reserved under this Section 3(a) may be used to satisfy purchases of Class A Common Stock under the 423 Component, and any remaining portion of such maximum number of shares may be used to satisfy purchases of Class A Common Stock under the Non-423 Component.
(b)Share Recycling. If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Class A Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.
(c)Source of Shares. The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Class A Common Stock, including shares repurchased by the Company on the open market.
4.GRANT OF PURCHASE RIGHTS; OFFERING.
(a)Offerings. The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the Offering Document or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.
(b)Multiple Purchase Rights. If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.
(c)Restart Provision Permitted. The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Class A Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Class A Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.
5.ELIGIBILITY.
(a)General. Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b) or as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may (unless prohibited by Applicable Law) provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code with respect to the 423 Component. The Board may also exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) of the Company or a Related Corporation or a subset of such highly compensated employees.
(b)Grant of Purchase Rights. The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i)the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii)the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and
(iii)the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.
(c)5% Stockholders. No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.
(d)$25,000 Limit. As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporation, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds U.S. $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.
(e)Highly Compensated Employees. Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may (unless prohibited by Applicable Law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.
(f)Non-423 Component Offerings. Notwithstanding anything in this Section 5 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Board has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.
6.PURCHASE RIGHTS; PURCHASE PRICE
(a)Grant and Maximum Contribution Rate. On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Class A Common Stock purchasable either with a percentage, a maximum dollar amount, or both, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.
(b)Purchase Dates. The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Class A Common Stock will be purchased in accordance with such Offering.
(c)Other Purchase Limitations. In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Class A Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Class A Common Stock that may be purchased by all Participants pursuant to such Offering, and/or (iii) a maximum aggregate number of shares of Class A Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Class A Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Class A Common Stock (rounded down to the nearest whole share, unless fractional shares may be purchased under the applicable Offering) available will be made in as uniform a manner as will be practicable and equitable.
(d)Purchase Price. The purchase price of shares of Class A Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:
(i)an amount equal to 85% of the Fair Market Value of the shares of Class A Common Stock on the Offering Date; or
(ii)an amount equal to 85% of the Fair Market Value of the shares of Class A Common Stock on the applicable Purchase Date.

7.PARTICIPATION; WITHDRAWAL; TERMINATION
(a)Enrollment and Contributions. An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company and agreeing to any other terms and conditions of participation in the Plan provided by the Company and applicable to the Offering. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be segregated and/or deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first practicable payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce his or her Contributions (including to zero) or increase his or her Contributions, each as determined by the Board. If required under Applicable Law or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash, check, or wire transfer prior to a Purchase Date.
(b)Withdrawals. During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing, subject to Applicable Law. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.
(c)Termination of Eligibility. Unless otherwise required by Applicable Law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason or (ii) is otherwise no longer eligible to participate, including if the Participant's employer ceases to be a Related Corporation. The Company will distribute to such individual as soon as practicable all of his or her accumulated but unused Contributions.
(d)Employee Transfers. Unless otherwise determined by the Board, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Related Corporation that has been designated for participation in the Plan will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component. The Board may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.

(e)No Transfers of Rights. During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.
(f)No Interest. Unless otherwise specified in the Offering or required by Applicable Law, the Company will have no obligation to pay interest on Contributions.
8.EXERCISE OF PURCHASE RIGHTS.
(a)Accumulated Contributions. On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Class A Common Stock (rounded down to the nearest whole share, unless fractional shares may be purchased under the applicable Offering), up to the maximum number of shares of Class A Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.
(b)Remaining Contributions. Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Class A Common Stock and such remaining amount is less than the amount required to purchase one share of Class A Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Class A Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date, without interest (unless the payment of interest is required by Applicable Law). Unless otherwise provided in the Offering, if the amount of Contributions remaining in a Participant’s account after the purchase of shares of Class A Common Stock is at least equal to the amount required to purchase one whole share of Class A Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless the payment of interest is required by Applicable Law).
(c)Limitations on Exercise. No Purchase Rights may be exercised to any extent unless the shares of Class A Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign, and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the shares of Class A Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Class A Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Class A Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed as soon as practicable to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).

9.COVENANTS OF THE COMPANY.
The Company may seek to obtain from each U.S. federal or state, foreign, or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Class A Common Stock thereunder; provided that the Company may determine, in its sole discretion, that doing so is not practical or would cause the Company to incur costs that are unreasonable. If the Company decides not to seek, or is unable to obtain, the authority that counsel for the Company deems necessary or advisable for the grant of Purchase Rights or the lawful issuance and sale of Class A Common Stock under the Plan, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Class A Common Stock upon exercise of such Purchase Rights.
10.DESIGNATION OF BENEFICIARY.
(a)The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Class A Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.
(b) If a Participant dies, and in the absence of a valid beneficiary designation (which validity shall be determined by the Company in its discretion and in consideration of the requirements of Applicable Law), the Company may deliver any shares of Class A Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Class A Common Stock and/or Contributions, without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant’s spouse, dependents, or relatives, or if no spouse, dependent, or relative is known to the Company, then to such other person as the Company may designate.
11.ADJUSTMENTS UPON CHANGES IN CLASS A COMMON STOCK; CORPORATE TRANSACTIONS.
(a)Capitalization Adjustment. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.
(b)Corporate Transaction. In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the

Participants’ accumulated Contributions will be used to purchase shares of Class A Common Stock (rounded down to the nearest whole share, unless fractional shares may be issued under the applicable Offering) within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.
12.AMENDMENT, TERMINATION, OR SUSPENSION OF THE PLAN.
(a)Plan Amendment. The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law.
(b)Suspension or Termination. The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
(c)No Impairment of Rights. Any benefits, privileges, entitlements, and obligations under any outstanding Purchase Rights granted before an amendment, suspension, or termination of the Plan will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any Applicable Laws (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans), including without limitation any laws, regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code with respect to the 423 Component or with respect to other Applicable Laws.
(d)Corrections and Administrative Procedures. Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Class A Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.
13.TAX QUALIFICATION; TAX WITHHOLDING.
(a)No Guarantee of Tax Treatment. Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.
(b)Withholding. Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, in the Company's sole discretion and subject to Applicable Law, such withholding obligation may be satisfied in whole or in part by (i) requiring the Participant to make a payment in a form acceptable to the Company; (ii) withholding from the Participant’s salary or any other cash payment due to the Participant from the Company or a Related Corporation; (iii) withholding from the proceeds of the sale of shares of Class A Common Stock acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company; (iv) withholding shares of Class A Common Stock otherwise issuable upon exercise of a Purchase Right; or (v) any other method deemed acceptable by the Board.
14.EFFECTIVE DATE OF PLAN.
The Plan will become effective immediately prior to and contingent upon the IPO Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.
15.MISCELLANEOUS PROVISIONS.
(a)Any reference herein to a “written” agreement, form, or document will include any agreement, form, or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By participating in the Plan, the Participant consents to receive documents related to current or future participation in the Plan by electronic delivery and to participate in the Plan through any online or electronic system established and maintained by the Company or a third party selected by the Company. The form of delivery of any Class A Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(b)Proceeds from the sale of shares of Class A Common Stock pursuant to Purchase Rights will constitute general funds of the Company.
(c)A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Class A Common Stock subject to Purchase Rights unless and until the Participant’s shares of Class A Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).
(d)The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.
(e)The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflict of laws rules.

(f)If any particular provision of the Plan is found to be invalid or otherwise unenforceable, in whole or in part, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.
(g)If any provision of the Plan does not comply with Applicable Law, such provision shall be construed in such a manner as to comply with Applicable Law.
16.DEFINITIONS.
As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.
(b)“Applicable Law” means any applicable securities, federal, state, foreign, material local, or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling, or requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Exchange or the Financial Industry Regulatory Authority).
(c)“Board” means the Board of Directors of the Company.
(d)“Capital Stock” means the Class A Common Stock and the Class B Common Stock.
(e)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Class A Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(f)“Class A Common Stock” means the Class A common stock of the Company.
(g)“Class B Common Stock” means the Class B common stock of the Company.
(h)“Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(i)“Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).
(j) “Company” means Snowflake Inc., a Delaware corporation.
(k)“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A

Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.
(l)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;
(ii)a sale or other disposition of more than 50% of the outstanding securities of the Company;
(iii)a merger, consolidation, or similar transaction following which the Company is not the surviving corporation; or
(iv)a merger, consolidation, or similar transaction following which the Company is the surviving corporation but the shares of Capital Stock outstanding immediately preceding the merger, consolidation, or similar transaction are converted or exchanged by virtue of the merger, consolidation, or similar transaction into other property, whether in the form of securities, cash or otherwise.
(m)“Director” means a member of the Board.
(n)“Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.
(o)“Employee” means any person, including an Officer or Director, who is providing services to the Company or a Related Corporation in an employee-employer relationship and, with respect to the 423 Component, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(p)“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
(q)“Exchange” means the exchange on which the Company’s stock is listed.
(r)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
(s)“Fair Market Value” means, as of any date, the value of the Class A Common Stock determined as follows:
(i)If the Class A Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Class A Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Class A Common Stock) on the date of determination, as reported in such source as the Board deems reliable.

Unless otherwise provided by the Board, if there is no closing sales price for the Class A Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.
(ii)In the absence of such markets for the Class A Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with Applicable Laws in a manner that complies with Sections 409A of the Code
(iii)Notwithstanding the foregoing, for any Offering that commences on the IPO Date, the Fair Market Value of the shares of Class A Common Stock on the Offering Date will be the price per share at which shares are first sold to the public in the Company’s initial public offering as specified in the final prospectus for that initial public offering.
(t)“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body, or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Exchange and the Financial Industry Regulatory Authority).
(u)“IPO Date” means the date of the underwriting agreement between the Company and the underwriters managing the initial public offering of the Class A Common Stock, pursuant to which the Class A Common Stock is priced for the initial public offering.
(v)“Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.
(w)“Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.
(x)“Offering Date” means a date selected by the Board for an Offering to commence.
(y)“Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.
(z) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.
(aa)“Plan” means this Snowflake Inc. 2020 Employee Stock Purchase Plan, as amended from time to time, including both the 423 Component and the Non-423 Component.
(bb)“Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Class A Common Stock will be carried out in accordance with such Offering.

(cc)“Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.
(dd)“Purchase Right” means an option to purchase shares of Class A Common Stock granted pursuant to the Plan.
(ee)“Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(ff)“Securities Act” means the U.S. Securities Act of 1933, as amended.
(gg)“Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account, or other tax-related items arising out of or in relation to a Participant’s participation in the Plan, including, but not limited to, the grant or exercise of a Purchase Right, the receipt of shares of Class A Common Stock or the sale or other disposition of shares of Class A Common Stock acquired under the Plan.
(hh)“Trading Day” means any day on which the exchange(s) or market(s) on which shares of Class A Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.
(ii)“U.S.” means the United States of America.